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                                                                   EXHIBIT 10-43


                                   AGREEMENT


     AGREEMENT dated as of June 1, 1999, between UNITED LEISURE CORPORATION, a Delaware corporation (the "Company"), and HARRY SHUSTER ("Consultant").

     WHEREAS, the parties have entered into that certain Amended and Restated Consulting Agreement dated as of June 1, 1994 (the "Consulting Agreement"); and

     WHEREAS, the parties desire to amend certain provisions of the Consulting Agreement;

     NOW, THEREFORE, in consideration of the terms, conditions, mutual agreements and covenants set forth therein and herein, the parties hereto hereby agree as follows:

     1. Consultant shall relinquish the titles of Chairman of the Board, President, and Chief Executive Officer, effective May 24, 1999.

     2. Consultant shall continue to render consulting services to the Company and its affiliates in connection with its non-Internet business as requested by the President of the Company or the Company's Board of Directors.

     3. Consultant shall remain entitled to the entire amount of then-current compensation provided for under the Consulting Agreement for each year of the term of said Agreement (the "Gross Compensation").

     4. Of the then-current Gross Compensation, Consultant shall be paid the sum of $5,000 per month.

     5. For any given year of the term of the Consulting Agreement, the balance of the then-current Gross Compensation shall be applied by the Company, on a monthly basis, to reduce the net amount owed by Consultant to the Company, including interest (the "Company Receivable"), which on June 1, 1999 is acknowledged by the parties to be $420,263.

     6. After the Company Receivable has been reduced to zero, the entire amount of the Gross Compensation shall be paid to Consultant in accordance with the terms of the Consulting Agreement.
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     7.  All other provisions of the Consulting Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have this Agreement as of the date above first written.


                              UNITED LEISURE CORPORATION

                              By /s/ Brian Shuster
                              -----------------------------------------
                                 Brian Shuster
                              Title: President and Chief Executive Officer


                               /s/ Harry Shuster
                              -------------------------------------------
                              Harry Shuster ("Consultant")